Exhibit to Accompany
Sub-Item 77(O): Transactions effected pursuant to Rule 10f-3
FORM N-SAR
THE MARSICO INVESTMENT FUND  (the "Funds")
File Number: 811-08397
Period October 01, 2005 through March 31, 2006

Name of Issuer: Chipotle Mexican Grill, Inc. - Class A
Date of Offering:01/25/06
Date of Purchase:01/25/06
Underwriter from whom purchased: :  Morgan Stanley, SG Cowen & Co., Citigroup,
     JP Morgan, Merrill Lynch & Co., RBC Capital Markets, Suntrust Robinson Humphrey, AG Edwards, Wachovia Securities, M.R. Beal & Co., Samuel A. Ramirez & Co. Inc, Muriel Siebert & Co, The Williams Capital Group LP
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $935,198
Aggregate Shares Purchased for Fund:125,000
Aggregate Shares Issued in Total Offering:7,878,788
Purchase price (net of fees and expenses):$22.00 / share
Commission, spread or profit:	$0.92 / share

Name of Issuer: Genworth Financial Inc. Class A
Date of Offering:03/02/06
Date of Purchase:03/02/06
Underwriter from whom purchased: Citigroup, JP Morgan, Goldman Sachs,
     Lehman Brothers, Merrill Lynch, Morgan Stanley, UBS Investment Bank, Wachovia Securities
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $66,094,707
Aggregate Shares Purchased for Fund:2,018,159
Aggregate Shares Issued in Total Offering:8,000,000
Purchase price (net of fees and expenses):$32.75 / share
Commission, spread or profit:	$0.49 / share

Name of Issuer: Genworth Financial Inc. Class A
Date of Offering:03/02/06
Date of Purchase:03/02/06
Underwriter from whom purchased: Citigroup, JP Morgan, Goldman Sachs,
     Lehman Brothers, Merrill Lynch, Morgan Stanley, UBS Investment Bank, Wachovia Securities
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	Growth
     Fund $4,093,750
Aggregate Shares Purchased for Fund:125,000
Aggregate Shares Issued in Total Offering:8,000,000
Purchase price (net of fees and expenses):$32.75 / share
Commission, spread or profit:	$0.49 / share

Name of Issuer: Aventine Renewable Energy Holdings, Inc.
Date of Offering:06/28/06
Date of Purchase:06/28/06
Underwriter from whom purchased: BMO Capital Markets, Friedman Billings Ramsey,
     JP Morgan, Goldman Sachs & Co., UBS Investment Bank
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $2,495,763
Aggregate Shares Purchased for Fund:58,041
Aggregate Shares Issued in Total Offering:9,058,450
Purchase price (net of fees and expenses):$43.00 / share
Commission, spread or profit:	$1.29 / share

Name of Issuer: Bare Escentuals, Inc.
Date of Offering:09/28/06
Date of Purchase:09/28/06
Underwriter from whom purchased: Goldman Sachs & Co., CIBC World Markets,
     Sanders Morris Harris, SunTrust Robinson Humphery, Thomas Weisel Partners LLC, Piper Jaffrey
"Affiliated Underwriter" in the syndicate: Banc of America
     Securities LLC
Aggregate Principal amount of purchase:	21st Century
     Fund $2,912,162
Aggregate Shares Purchased for Fund:132,371
Aggregate Shares Issued in Total Offering:16,000,000
Purchase price (net of fees and expenses):$22.00 / share
Commission, spread or profit:	$.924 / share